Exhibit 99.1

Encore Capital Group Announces First Quarter 2022 Financial Results
•GAAP net income of $176 million, 86% higher than Q1 2021
•GAAP EPS of $6.40, 115% higher than Q1 2021
•Better-than-expected collections of $519 million leads to increased collection expectations

SAN DIEGO, May 4, 2022 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2022.
“In the first quarter, we continued to execute our strategy and deliver on our financial objectives,” said Ashish Masih, President and Chief Executive Officer. “Our exceptional financial performance in the period was driven primarily by better-than-expected collections within our U.S. business, MCM. As a result of MCM’s persistent collections over-performance in recent quarters, we increased the estimated remaining collections (ERC) for certain vintages. The combination of over-performance in the first quarter and increased expectations for the future added $167 million to our revenue line and contributed to our significant increase in earnings for the quarter.”

“On a global basis, our portfolio purchases were $170 million in the quarter, in line with the first quarter a year ago. Despite lower market supply due to fewer charge-offs, we continue to acquire portfolios at attractive returns, which is enabled by our disciplined purchasing as well as our superior analytics and collections effectiveness.”

“Our business continues to perform extremely well, delivering best-in-class returns and solid cash flows. As a result, consistent with our capital allocation strategy, in the first quarter we returned $26 million of capital to shareholders by repurchasing Encore’s shares. Through our strong balance sheet, we remain well-positioned to fully capitalize on future portfolio purchasing opportunities with ample liquidity, with our leverage ratio1 at the low end of our target range at 1.9x, and with full access to capital markets,” said Masih.

1 Leverage ratio defined below.

Encore Capital Group, Inc.

Financial Highlights for the First Quarter of 2022:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2022	2021	Change
Collections	$519,414	$606,461	(14)%
Revenues	$499,682	$416,837	20%
Portfolio purchases(1)	$169,505	$170,178	—%
Estimated Remaining Collections (ERC)	$7,799,940	$8,308,923	(6)%
Operating expenses	$234,668	$248,523	(6)%
GAAP net income attributable to Encore	$175,749	$94,630	86%
GAAP earnings per share	$6.40	$2.97	115%
LTM Pre-tax ROIC(2)	17.6%	15.8%	+180bps
Leverage Ratio(3)	1.9x	2.1x	-0.2x
______________________
(1)Includes U.S. purchases of $94.3 million and $92.4 million, and Europe purchases of $75.2 million and $77.8 million in Q1 2022 and Q1 2021, respectively.
(2)This is a non-GAAP metric. See Supplemental Financial Information for a definition and calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)This is a non-GAAP metric that we define as the ratio of Net Debt at period end to (Adjusted EBITDA plus collections applied to principal balance for the preceding twelve months). See Supplemental Financial Information for a definition of Net Debt and Adjusted EBITDA and a reconciliation of Net Debt to total debt and Adjusted EBITDA to net income.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 4, 2022, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 6862776. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt and Leverage Ratio have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$160,217	$189,645
Investment in receivable portfolios, net	3,137,386	3,065,553
Property and equipment, net	115,716	119,857
Other assets	324,521	335,275
Goodwill	876,541	897,795
Total assets	$4,614,381	$4,608,125
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$229,839	$229,586
Borrowings	2,934,033	2,997,331
Other liabilities	204,134	195,947
Total liabilities	3,368,006	3,422,864
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 24,361 and 24,541 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	244	245
Additional paid-in capital	—	—
Accumulated earnings	1,310,039	1,238,564
Accumulated other comprehensive loss	(63,908)	(53,548)
Total stockholders’ equity	1,246,375	1,185,261
Total liabilities and stockholders’ equity	$4,614,381	$4,608,125

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,522	$1,927
Investment in receivable portfolios, net	486,909	498,507
Other assets	3,371	3,452
Liabilities
Accounts payable and accrued liabilities	105	105
Borrowings	459,847	473,443
Other liabilities	22	10

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Revenue from receivable portfolios	$304,105	$338,018
Changes in recoveries	167,223	44,537
Total debt purchasing revenue	471,328	382,555
Servicing revenue	26,146	32,516
Other revenues	2,208	1,766
Total revenues	499,682	416,837
Operating expenses
Salaries and employee benefits	96,956	96,456
Cost of legal collections	55,717	67,142
General and administrative expenses	33,534	32,148
Other operating expenses	27,027	28,441
Collection agency commissions	9,605	12,824
Depreciation and amortization	11,829	11,512
Total operating expenses	234,668	248,523
Income from operations	265,014	168,314
Other expense
Interest expense	(34,633)	(46,526)
Other income (expense)	392	(55)
Total other expense	(34,241)	(46,581)
Income before income taxes	230,773	121,733
Provision for income taxes	(55,024)	(26,968)
Net income	175,749	94,765
Net income attributable to noncontrolling interest	—	(135)
Net income attributable to Encore Capital Group, Inc. stockholders	$175,749	$94,630

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$7.11	$3.01
Diluted	$6.40	$2.97

Weighted average shares outstanding:
Basic	24,722	31,469
Diluted	27,482	31,832

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net income	$175,749	$94,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,829	11,512
Other non-cash interest expense, net	4,196	4,749
Stock-based compensation expense	3,921	3,405
Deferred income taxes	2,806	(3,302)
Changes in recoveries	(167,223)	(44,537)
Other, net	4,787	4,931
Changes in operating assets and liabilities
Other assets	1,447	(3,816)
Prepaid income tax and income taxes payable	51,200	28,627
Accounts payable, accrued liabilities and other liabilities	(34,182)	(27,215)
Net cash provided by operating activities	54,530	69,119
Investing activities:
Purchases of receivable portfolios, net of put-backs	(166,298)	(167,025)
Collections applied to investment in receivable portfolios	215,309	268,443
Purchases of property and equipment	(7,079)	(3,792)
Other, net	(4,842)	(2,359)
Net cash provided by investing activities	37,090	95,267
Financing activities:
Proceeds from credit facilities	328,273	273,293
Repayment of credit facilities	(180,614)	(235,399)
Repayment of senior secured notes	(9,770)	(9,770)
Repayment of convertible senior notes	(221,152)	(161,000)
Repurchase of common stock	(25,692)	(20,390)
Other, net	(9,061)	(6,844)
Net cash used in financing activities	(118,016)	(160,110)
Net (decrease) increase in cash and cash equivalents	(26,396)	4,276
Effect of exchange rate changes on cash and cash equivalents	(3,032)	(8,862)
Cash and cash equivalents, beginning of period	189,645	189,184
Cash and cash equivalents, end of period	$160,217	$184,598

Supplemental disclosure of cash information:
Cash paid for interest	$31,771	$37,258
Cash paid for taxes, net of refunds	949	813

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, unaudited)	2022	2021
GAAP net income, as reported	$175,749	$94,765
Adjustments:
Interest expense	34,633	46,526
Interest income	(437)	(474)
Provision for income taxes	55,024	26,968
Depreciation and amortization	11,829	11,512
Stock-based compensation expense	3,921	3,405
Acquisition, integration and restructuring related expenses(1)	679	—
Adjusted EBITDA	$281,398	$182,702
Collections applied to principal balance(2)	$53,567	$229,510
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending March 31, 2022.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended March 31,
(in thousands, except percentages, unaudited)	2022	2021
Numerator
Income from operations	$729,971	$654,675
Adjustments:(1)
CFPB settlement fees	—	15,009
Acquisition, integration and restructuring related expenses	6,360	(33)
Amortization of certain acquired intangible assets(2)	7,349	7,232
Adjusted income from operations	$743,680	$676,883

Denominator
Average Net Debt	$2,956,452	$3,181,033
Average equity	1,262,580	1,092,298
Total average invested capital	$4,219,032	$4,273,331

Pre-tax ROIC	17.6%	15.8%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands, unaudited)	March 31, 2022	March 31, 2021	March 31, 2020
GAAP Borrowings	$2,934,033	$3,151,928	$3,404,427
Debt issuance costs and debt discounts	55,100	67,515	68,583
Cash & cash equivalents	(160,217)	(184,598)	(188,199)
Client cash(1)	26,161	22,983	19,426
Net Debt	$2,855,077	$3,057,828	$3,304,237
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.